                        PHOENIX PRESCHOOL HOLDINGS, INC.

                             UNDERWRITING AGREEMENT




                                                  New York, New York

                                                  Dated:                , 1997








Briarwood Investment Counsel
45 Crossways Park Drive
Woodbury, New York 11797

Duke & Co., Inc.
909 Third Avenue
New York, New York 10022

Gentlemen:

                  The undersigned, PHOENIX PRESCHOOL HOLDINGS, INC., a Delaware corporation (the "Company"), proposes to issue and sell to Duke & Co., Inc. ("Duke") and Briarwood Investment Counsel ("Briarwood") (Duke and Briarwood are collectively referred to as "Underwriters") pursuant to this Underwriting Agreement ("Agreement"), an aggregate of 1,275,000 shares of Common Stock, par value $0.10 per share, of the Company (the "Common Stock"). Additionally, each of the warrantholders of the Company named in Schedule A hereto (the "Selling Warrantholders"), acting severally and not jointly, proposes to sell to you the respective number of warrants set forth opposite the Selling Warrantholders' names on Schedule A for an aggregate of 1,275,000 Redeemable Common Stock Purchase Warrants (the "Warrants"). The Warrants are each exercisable to purchase one share of Common Stock, at any time commencing two years from the date on which the Registration Statement (as defined in Section 1(a) hereof), shall have become or been declared effective (the "Effective Date"), and ending on the fifth anniversary of the Effective Date. The Warrant exercise price, subject to adjustment as described in the agreement providing for the Warrants (the "Warrant Agreement"), shall be $5.10 per share, subject to adjustment as described in the Warrant Agreement.




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                  The shares of Common Stock and the Warrants will be separately transferable immediately upon issuance. Commencing two years after the Effective Date, with the prior consent of the Underwriters, the Warrants are subject to redemption by the Company at $0.05 per Warrant, provided that (a) prior notice of not less than 30 days is given to the holders of the Warrants (the "Warrantholders"), and (b) the closing sale price per share of Common Stock, if traded on The NASDAQ Stock Market, or the last sale price per share of Common Stock, if traded on a national exchange, for the 20 consecutive trading days ending on the third day prior to the date on which notice of redemption is given, has been at least $7.00.

                  In addition, the Company proposes to grant to the Underwriters the Over-Allotment Option (as defined in Section 2(c) hereof) to purchase all or any part of 191,250 additional shares of Common Stock and/or 191,250 Warrants, and to issue to you the Underwriters' Warrant (as defined in Section 11 hereof) to purchase certain further additional shares of Common Stock and Warrants.

                  The 1,275,000 shares of Common Stock to be sold by the Company, together with the aggregate of 191,250 additional shares of Common Stock that are the subject of the Over-allotment Option, are herein collectively called the "Shares." The the Shares and the Warrants, the additional Warrants subject to the Over-Allotment Option and the Warrants issuable upon exercise of the Underwriters' Warrant), the shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock issuable upon exercise of the Underwriters' Warrant, are herein collectively called the "Securities." The term "Underwriter's Counsel" shall mean the firm of Gersten, Savage, Kaplowitz & Fredericks, LLP, counsel to the Underwriter, and the term "Company Counsel" shall mean the firm of Blank Rome Comisky & McCauley, counsel to the Company. Unless the context otherwise requires, all references herein to a "Section" shall mean the appropriate Section of this Agreement.

                  You have advised the Company and the Selling Warrantholders that you desire to purchase the Shares and the Warrants as herein provided. The Company and the Selling Warrantholders confirm the agreements made by them with respect to the purchase of the Shares and Warrants by you, as follows:

                  1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING WARRANTHOLDERS. The Company represents and warrants to, and agrees with, the Underwriters that:

                           (a) Registration Statement; Prospectus; A
registration statement (File No. 333-31407) on Form SB-2 relating to the public offering of the Securities (the "Offering"), including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder (the "Rules and Regulations"), and has been filed with the Commission under the Act. As used herein, the term "Preliminary Prospectus" shall mean



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each prospectus filed pursuant to Rule 430 or Rule 424(a) of the Rules and
Regulations. The Preliminary Prospectus bore the legend required by Item 501 of Regulation S-B under the Act and the Rules and Regulations. Such registration statement (including all financial statements, schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are herein respectively called the "Registration Statement" and the "Prospectus," except that (i) if the prospectus filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations shall differ from such final prospectus as then amended, then the term "Prospectus" shall instead mean the prospectus first filed pursuant to said Rule 424(b) or Rule 430A, and (ii) if such registration statement is amended or such prospectus is amended or supplemented after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 2(c) hereof), then (unless the context necessarily requires otherwise) the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include such prospectus as so amended or supplemented, as the case may be. As used herein, the term "Subsidiary" shall mean Phoenix Preschool Education Centers, Inc.

                           (b) Contents of Registration Statement. On the
Effective Date, and at all times subsequent thereto for so long as the delivery of a prospectus is required in connection with the offering or sale of any of the Securities, (i) the Registration Statement and the Prospectus shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary or make statements therein in light of the circumstances in which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the caption "UNDERWRITING," the information on the cover page of the Prospectus regarding the underwriting arrangements and the identity of the Underwriters' Counsel under the caption "LEGAL MATTERS," which information the Underwriters hereby represent and warrant to the Company are true and correct in all material respects and does not omit to state any material fact required to be stated therein or necessary to make statements therein, in light of the circumstances in which they were made, not misleading, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

                           Except for the registration rights granted under the
Underwriters' Warrant, or as disclosed in the Prospectus, no holders of any securities of the Company or of any options, warrants or convertible or exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company, have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company.



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                           (c) Organization, Standing, Etc. The Company is duly
incorporated and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and corporate authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where failure so to qualify will not have a material adverse effect on the business, properties or financial condition of the Company, as the case may be.

                           (d) Capitalization. The authorized, issued and
outstanding capital stock of the Company as of the date of the Prospectus is as set forth in the Prospectus under the caption "CAPITALIZATION". The shares of Common Stock issued and outstanding on the Effective Date have been duly authorized, validly issued and are fully paid and non-assessable. No options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company or the Subsidiary have been granted or entered into by the Company or the Subsidiary, except as expressly described in the Prospectus. The Securities conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

                           (e) Securities. The Securities conform, or will
conform when issued, in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. The Securities have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, the Warrant Agreement or the Underwriters' Warrant, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of any of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

                           (f) Authority, Etc. This Agreement, the Warrant
Agreement, the Underwriters' Warrant, and the Financial Consulting Agreement (as hereinafter defined), have been duly and validly authorized, executed and delivered by the Company and, assuming due execution of this Agreement and such other agreements by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Company has full right, power and lawful authority to authorize, issue and sell the Securities and the Underwriters' Warrant on the terms and conditions set forth herein. All consents, approvals, authorizations and orders of any court or governmental authority which are required in connection with the authorization, execution and delivery of such agreements, the authorization, issue and sale of the Securities and the Underwriters' Warrant, and the consummation of the transactions contemplated hereby have been obtained.



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                           (g) No Conflict. Except as described in the
Prospectus, neither the Company nor the Subsidiary is in violation, breach or default of or under, and consummation of the transactions hereby contemplated and fulfillment of the terms of this Agreement will not conflict with or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary may be bound or to which any of the property or assets of the Company or the Subsidiary are subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Company, or the certificate of incorporation or by-laws of the Subsidiary, or any statute or any order, rule or regulation applicable to the Company or the Subsidiary, or of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or the Subsidiary.

                           (h) Assets. Subject to the qualifications stated in
the Prospectus: (i) the Company and the Subsidiary, as the case may be, has good and marketable title to all properties and assets described in the Prospectus as owned by it, including without limitation intellectual property, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially affect the value of such properties or assets and do not interfere with the use made or proposed to be made of such assets or properties by the Company or the Subsidiary or are not materially significant or important in relation to the business of the Company or the Subsidiary, as the case may be;
(ii) all of the material leases and subleases under which the Company or the Subsidiary is the lessor or sublessor of properties or assets or under which the Company or the Subsidiary hold properties or assets as lessee or sublessee, as described in the Prospectus, are in full force and effect and, except as described in the Prospectus, neither the Company nor the Subsidiary is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by any party adverse to the rights of the Company or the Subsidiary as lessor, sublessor, lessee or sublessee under any such lease or sublease, or affecting or questioning the right of the Company or the Subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the Prospectus; and (iii) the Company and the Subsidiary, as the case may be, owns or leases all such assets and properties, described in the Prospectus, as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

                  The outstanding debt, the property and the business of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

                           (i) Independent Accountants. BDO Seidman LP, who have
given their report on certain financial statements filed or to be filed with the Commission as a part of the Registration Statement, and which are included in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.



                                       5
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                           (j) Financial Statements. The consolidated financial
statements, together with related notes, set forth in the Registration Statement and the Prospectus present fairly the consolidated financial position, results of operations, changes in stockholders' equity and cash flows of the Company and the Subsidiary on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except to the extent disclosed therein. The Summary Financial Data and Selected Financial Data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus.

                           (k) No Material Change. Except as otherwise set forth
in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has: (i) incurred any liability or obligation, direct or contingent, or entered into any transaction, which is material to its business;
(ii) effected or experienced any change in its capital stock or incurred any long-term debt; (iii) issued any options, warrants or other rights to acquire its capital stock; (iv) declared, paid or made any dividend or distribution of any kind on its capital stock; or (v) effected or experienced any adverse change, or development involving a prospective adverse change, in its financial position, net worth, results of operations, business or business prospects, assets or properties or key personnel.

                           (l) Litigation. Except as set forth in the
Prospectus, there is not now pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding (including any related to environmental matters or discrimination on the basis of age, sex, religion or race), whether or not in the ordinary course of business, to which the Company or the Subsidiary is a party or its business or property is subject, before or by any court or governmental authority, which, if determined adversely to the Company, would have a material adverse effect on the financial position, net worth, or results of operations, business or business prospects, assets or property of the Company or the Subsidiary; and no labor disputes involving the employees of the Company or the Subsidiary exist which would affect materially adversely the business, property, financial position or results of operations of the Company or the Subsidiary.

                           (m) Employee and Independent Contractor Matters. The
Company and the Subsidiary have generally enjoyed satisfactory employer/employee relationships with their respective employees and are in compliance in all material respects with all Federal, state and local laws and regulations, including but not limited to, applicable tax laws and regulations, respecting the employment of their respective employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the knowledge of the Company or the Subsidiary, there are no pending or threatened investigations involving the Company or the Subsidiary by the U.S. Department of Labor or corresponding foreign agency, or any other governmental agency responsible for the enforcement of such Federal, state or local laws and regulations. To the knowledge of the Company or the Subsidiary, there are no unfair labor



                                       6
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practice charges or complaints against the Company or the Subsidiary pending before the National Labor Relations Board or corresponding foreign agency or any strikes, picketing, boycotts, disputes, slowdowns or stoppages pending or threatened against or involving the Company or the Subsidiary, or any predecessor entity, and none has occurred. No representation question exists respecting the employees of the Company or the Subsidiary. No collective bargaining agreements or modifications thereof are currently in effect or being negotiated by the Company or the Subsidiary and their respective employees. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or the Subsidiary.

                  Neither the Company nor the Subsidiary: (i) maintain nor have maintained, sponsored or contributed to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for the Stock Option Plan described in the Prospectus;
(ii) presently maintain or contribute nor at any time in the past, have they maintained or contributed to a defined benefit plan, as defined in Section 3(35) of ERISA; or (iii) has ever completely or partially withdrawn from a "multi-employer plan."

                  The Company and the Subsidiary have generally enjoyed satisfactory relationships with their respective independent contractors and are in compliance in all material respects with all federal, state and local laws and regulations, including but not limited to applicable tax laws and regulations, respecting the engagement of their respective independent contractors.

                           (n) No Unlawful Prospectuses. The Company has not
distributed any prospectus or other offering material in connection with the Offering contemplated herein, other than any Preliminary Prospectus, the Prospectus or other material permitted by the Act and the Rules and Regulations.

                           (o) Taxes. Except as disclosed in the Prospectus, the
Company and the Subsidiary have filed all necessary federal, state, local and foreign income and franchise tax returns and has paid all taxes shown as due thereon on or before the date such taxes are due to be paid; and there is no tax deficiency which has been or, to the knowledge of the Company, might be asserted against the Company or the Subsidiary.

                           (p) Licenses, Etc. The Company and the Subsidiary
have in effect all necessary licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property, as described in the Prospectus, and is in all material respects in compliance therewith. To the knowledge of the Company, none of the activities or business of the Company or the Subsidiary is in violation of, or would cause the Company or the Subsidiary to violate, any law, rule, regulation or order of the United States, any country, state, county or locality, the violation of which would have a material adverse effect upon the financial position, net worth, results of operations, business or business prospects, assets or property of the Company or the Subsidiary.




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                           (q) No Prohibited Payments. Neither the Company, the
Subsidiary, nor, to the knowledge of the Company or the Subsidiary, any of their respective employees or officers or directors, agents or any other person acting on behalf of the Company or the Subsidiary has, directly or indirectly, contributed or agreed to contribute any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer, supplier, or official or governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or the Subsidiary (or assist it in connection with any actual or proposed transaction) which (i) could reasonably be expected to subject the Company or the Subsidiary to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, could reasonably be expected to have had a materially adverse effect on the assets, business or operations of the Company or the Subsidiary as reflected in any of the financial statements contained in the Prospectus, or (iii) if not continued in the future, could reasonably be expected to materially adversely affect the assets, business, operations or prospects of the Company or the Subsidiary. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                           (r) Transfer Taxes. On the Closing Dates (as defined
in Section 2(d) hereof), all transfer and other taxes (including franchise, capital stock and other taxes, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Units to the Underwriter hereunder shall have been fully paid or provided for by the Company, and all laws imposing such taxes shall have been fully complied with.

                           (s) Exhibits. All contracts and other documents of
the Company or the Subsidiary described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, have been described in the Registration Statement or the Prospectus or filed with the Commission, as required under the Rules and Regulations.

                           (t) Shareholder Agreements, Registration Rights.
Except as described in the Prospectus, no security holder of the Company has any rights with respect to the purchase, sale or registration of any Securities, and all registration rights with respect to the Offering have been waived.

                           (u) No Stabilization or Manipulation. Neither the
Company nor, to the Company's knowledge, any of its officers or directors or any of its employees or stockholders, have taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.



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                           (v) No Finders. Except as described in the
Prospectus, to the knowledge of the Company or the Subsidiary, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, commitments, payments or issuances of securities with respect to the Company that may affect the Underwriter's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

                           (w) Lock-up Agreements. The Company has obtained from
each director, officer and existing stockholder of the Company (the "Existing Shareholders"), a Lock-Up Agreement (as defined in Section 3(r) hereof) in the form previously delivered.

                           (x) No Adverse Effect of Transaction Contemplated
Hereby. Neither the completion of the Offering nor any of the transactions contemplated herein or in the Prospectus, including but not limited to the issuance of any of the Securities, will result in a "change of control" or the loss of, or have any adverse effect on, the maintenance in good standing of the Company's licenses.

                           (aa) Each of the Selling Warrantholders, severally
and not jointly, represents and warrants to, and agrees with, the Underwriters as of the date hereof, each of subparagraphs (a) through (x), inclusive, of
Section 1 and as follows:

                                    (i) The execution and delivery of this
Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach by such Selling Warrantholder of, or constitute a default by such Selling Warrantholder under, any material indenture, deed or trust, contract or other agreement or instrument or any decree, judgment or order to wich such Selling Warrantholder is a party or by which such Selling Warrantholder may be bound.

                                    (ii) Such Selling Warrantholder has and will
have, at the First Closing Date, good and marketable title to the Warrants to be sold by such Selling Warrantholder hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity, created by or arising through the Selling Warrantholder other than pursuant to this Agreement; such Selling Warrantholder has full right, power and authority to sell, transfer and deliver the Warrants to be sold by such Selling Warrantholder hereunder; and upon delivery of the Warrants to be sold by such Selling Warrantholder hereunder and payment of the purchase price therefor as herein contemplated, the Underwriters will receive good and marketable title to the Warrants purchased by it from such Selling Warrantholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity.

                                    (iii) Such Selling Warrantholder has duly
executed and delivered in the form heretofore furnished to the Underwriters, a power of attorney and custody agreement (the "Power of Attorney and Custody Agreement") with Michael Koffler and Phoenix Preschool Holdings, Inc., as the attorney-in-fact and the custodian (the "Attorney-in-Fact" and the

"Custodian", respectively); the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificates referred to in Section 4(j) or that may be required pursuant to Section 4(f) on behalf of such Selling Warrantholder, to authorize the delivery of the Warrants to be sold by such Selling Warrantholder hereunder, to duly endorse (in blank or otherwise) the warrant certificate or warrant certificates representing such Warrants, to accept payment therefor, and otherwise to act on behalf of such payment therefor, and otherwise to act on behalf of such Seller in connection with this Agreement.

                                    (iv) All authorizations, approvals and
consents necessary for the execution and delivery by such Selling Warrantholder of the Power of Attorney and Custody Agreement, the execution and delivery by or on behalf of such Selling Warrantholder of this Agreement, and the sale and delivery of the Warrants to be sold by such Selling Warrantholder hereunder and thereunder (other than, at the time of the execution hereof, the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws), have been obtained and are in full force and effect; and such Selling Warrantholder has the full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Warrants to be sold by such Selling Warrantholder hereunder.

                                    (v) Such Selling Warrantholder has not taken
and will not take, directly or indirectly, any action which is designed to or which constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security or the Company to facilitate the sale or exercise of the Warrants.

                                    (vi) Certificates in negotiable form for all
Warrants to be sold by such Selling Warrantholder thereunder have been placed in custody with the Custodian by or for the benefit of such Selling Warrantholder for the purposes or effecting delivery by such Selling Warrantholder hereunder.

                  2. PURCHASE, DELIVERY AND SALE OF SHARES AND WARRANTS

                           (a) Purchase Prices for the Shares and the Warrants.
The Shares and the Warrants shall be sold to and purchased by the Underwriters at the purchase prices of $3.825 per Share and $.1125 per Warrant (that being the public offering prices of $4.25 per Share and $.125 per Warrant less an underwriting discount of 10 percent) (the "Purchase Price").

                           (b) Firm Securities.

                                    (i) Subject to the terms and conditions of
this Agreement, and on the basis of the representations, warranties and agreements herein contained the Company and the Selling Warrantholders agree to issue and sell to the Underwriters and the Underwriters, agree to buy from the Company and the Selling Warrantholders at the Purchase Price (the "Firm Securities").

                                    (ii) Delivery of the Firm Securities against
payment therefor shall take place at the offices of Briarwood Investment Counsel (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m., New York Time, on _____, 1997, or at such later time and date, not later than five business days after the Effective Date, as you may designate (such time and date of payment and delivery for the Firm Securities being herein called the "First Closing Date"). Time shall be of the essence and delivery of the Firm Securities at the time and place specified in this Section 2(b)(ii) is a further condition to the obligations of the Underwriters hereunder.

                           (c) Option Securities.

                                    (i) In addition, subject to the terms and
conditions of this Agreement, and on the basis of the representations, warranties and agreements herein contained, the Company hereby grants to the Underwriters an option (the "Over-Allotment Option"), to purchase from the Company all or any part of an aggregate of an additional 191,250 Shares and 191,250 Warrants at the Purchase Price (the "Option Securities").


                                    (ii) The Over-Allotment Option may be
exercised by the Underwriters, in whole or in part, within forty-five days after the Effective Date, upon written notice by the Underwriters to the Company advising it of the number of Option Securities as to which the Over-Allotment Option is being exercised, the names and denominations in which the certificates for the Shares and the Warrants are to be registered, and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be less than two nor more than ten business days after exercise of the Over-Allotment Option, nor in any event prior to the First Closing Date (such time and date being herein called the "Option Closing Date"). Delivery of the Option Securities against payment therefor shall take place at Briarwood Investment Counsel offices. Time shall be of the essence and delivery at the time and place specified in this Section 2(c)(ii) is a further condition to the obligations of the Underwriters hereunder.

                                    (iii) The Over-Allotment may be exercised
only to cover over-allotments in the sale by the Underwriters of Firm
Securities.

                           (d) Delivery of Certificates; Payment.

                                    (i) The Company and the Selling
Warrantholders shall make the certificates for the Shares and the Warrants to be purchased hereunder available to you for checking at least two full business days prior to the First Closing Date or the Option Closing Date (each, a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request at least two business days prior to the relevant Closing Date. Time shall be of the essence and the availability of the certificates at the time and place specified in this Section 2(d)(i) is a further condition to the obligations of the Underwriters hereunder.

                                    (ii) On the First Closing Date the Company
and the Selling Warrantholders shall deliver to you for the account of the Underwriters definitive engraved certificates in negotiable form representing all of the Shares and the Warrants to be sold by the Company and the Selling Warrantholders, against payment of the Purchase Price therefor by you for the several accounts of the Underwriters, by certified or bank cashier's checks payable in New York Clearing House funds to the order of the Company and each of the Selling Warrantholders.

                                    (iii) In addition, if and to the extent that
the Underwriters exercise the Over-Allotment Option, then on the Option Closing Date the Company shall deliver to you for the accounts of the Underwriters or its designees definitive engraved certificates in negotiable form representing the Shares and the Warrants comprising the Option Securities to be sold by the Company, against payment of the Purchase Price therefor by the Underwriters for the account of the Underwriters or its designees, by certified or bank cashier's checks payable in next day funds to the order of the Company.

                                    (iv) It is understood that the Underwriters
propose to offer the Shares and Warrants to be purchased hereunder to the public, upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

                  3. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriters that:

                           (a) Registration.

                                    (i) The Company shall use its best efforts
to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, shall so advise you and shall not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy, or to which you or Underwriter's Counsel shall have objected in writing, or which is not in compliance with the Act and the Rules and Regulations.

                                    (ii) Promptly after you or the Company shall
have been advised thereof, you shall advise the Company or the Company shall advise you, as the case may be, and confirm such advice in writing, of (A) the receipt of any comments of the Commission, (B) the effectiveness of any post-effective amendment to the Registration Statement, (C) the filing of any supplement to the Prospectus or any amended Prospectus, (D) any request made by the Commission for amendment of the Registration Statement or amendment or supplementing of the Prospectus, or for additional information with respect thereto, or (E) the issuance by the Commission or any state or regulatory body of any stop order or other order denying or suspending the effectiveness of the Registration Statement, or preventing or suspending the use of any Preliminary Prospectus, or suspending the qualification of the Securities for offering in any jurisdiction, or otherwise preventing or impairing the Offering, or the institution or threat of any proceeding for any of such purposes. The Company and you shall not acquiesce in such order or proceeding, and shall instead actively defend such order or proceeding, unless the Company and you agree in writing to such acquiescence.

                                    (iii) The Company has caused to be delivered
to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and selected dealers to use the Prospectus in connection with the sale of the Shares and Warrants for such period as in the opinion of Underwriters' Counsel the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Securities, or which in the opinion of Company Counsel or of Underwriters' Counsel should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Prospectus in order to make the statement made therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Shares and/or Warrants, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company shall notify you promptly and forthwith prepare and furnish to the Underwriters copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of each such amendment to the Registration Statement, amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter, except that in the case that the Underwriters are required, in connection with the sale of the Shares and Warrants, to deliver a prospectus nine months or more after the Effective Date, the Company shall upon your request and at the expense of the Underwriters, amend the Registration Statement and amend or supplement the Prospectus, or file a new registration statement, if necessary, and furnish the Underwriters with reasonable quantities of prospectuses complying with section 10(a)(3) of the Act.

                                    (iv) The Company will deliver to you at or
before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon your order, from time to time until the Effective Date as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company will deliver to you on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

                                    (v) The Company shall comply with the Act,
the Rules and Regulations, and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated thereunder in connection with the offering and issuance of the Securities in all material respects.

                           (b) Blue Sky. The Company shall, at its own expense,
use its best efforts to qualify or register the Securities for sale (or obtain an exemption from registration) under the securities or "blue sky" laws of such jurisdictions as you may designate, and shall make such applications and furnish such information to Underwriters' Counsel as may be required for that purpose, and shall comply with such laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares and Warrants. The Company shall bear all of the expense of such qualifications and registrations, including without limitation the legal fees and disbursements of Underwriters' Counsel, which fees, exclusive of disbursements, shall equal $35,000 (unless otherwise agreed). After each Closing Date the Company shall, at its own expense, from time to time prepare and file such statements and reports as may be required to continue each such qualification (or maintain such exemption from registration) in effect for so long a period as required by law, regulation or administrative policy in connection with the offering of the Securities.

                           (c) Exchange Act Registration. The Company shall at
its own expense, prepare and file with the Commission a registration statement (on Form 8-A or Form 10) under section 12 of the Exchange Act, and shall use its best efforts to cause such registration statement to be declared effective by the Commission on an accelerated basis on the Effective Date and maintained in effect for at least five years from the Effective Date.

                           (d) Prospectus Copies. The Company shall deliver to
you on or before the First Closing Date a copy of the Registration Statement including all financial statements, schedules and exhibits filed therewith, and of all amendments thereto. The Company shall deliver to or on the order of the Underwriters, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company shall deliver to the Underwriters on the Effective Date, and thereafter for so long as a prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

                           (e) Amendments and Supplements. The Company shall,
promptly upon your request, prepare and file with the Commission any amendments to the Registration Statement, and any amendments or supplements to the Preliminary Prospectus or the Prospectus, and take any other action which in the reasonable opinion of Underwriters' Counsel and Company Counsel may be reasonably necessary or advisable in connection with the distribution of the Shares and Warrants, and shall use its best efforts to cause the same to become effective as promptly as possible.

                           (f) Certain Market Practices. The Company has not
taken, and shall not take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale thereof.

                           (g) Certain Representations. Neither the Company nor
any representative of the Company has made or shall make any written or oral representation in connection with the Offering and sale of the Securities or the Underwriters' Warrant which is not contained in the Prospectus, which is otherwise inconsistent with or in contravention of anything contained in the Prospectus, or which shall constitute a violation of the Act, the Rules and Regulations, the Exchange Act or the rules and regulations promulgated under the Exchange Act.

                           (h) Continuing Registration of Warrants and
Underlying Common Stock. For so long as any Warrant is outstanding, the Company shall, at its own expense: (i) use its reasonable best efforts to cause post-effective amendments to the Registration Statement, or new registration statements relating to the Warrants and the Common Stock underlying the Warrants to become effective in compliance with the Act and without any lapse of time between the effectiveness of the Registration Statement and of any such post-effective amendment or new registration statement; provided, however, that the Company shall have no obligation to maintain the effectiveness of such Registration Statement or file a new Registration Statement, or to keep available a prospectus at any time at which such registration or prospectus is not then required; (ii) cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant; (iii) furnish to the Underwriters and dealers as many copies of each such Prospectus as the Underwriters or dealers may reasonably request; and (iv) maintain the "blue sky" qualification or registration of the Warrants and the Common Stock underlying the Warrants, or have a currently available exemption therefrom, in each jurisdiction in which the Securities were so qualified or registered for purposes of the Offering.

                           (i) Use of Proceeds. The Company shall apply the net
proceeds from the sale of the Shares substantially for the purposes set forth in the Prospectus under the caption "USE OF PROCEEDS," and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

                           (j) Twelve Months' Earnings Statement. The Company
shall make generally available to its security holders and deliver to you as soon as it is practicable so to do, but in no event later than ninety days after the end of twelve months after the close of its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the Effective Date, which shall satisfy the requirements of section 11(a) of the Act.

                           (k) NASDAQ Exchange Listings, Etc. The Company shall
immediately make all filings required to seek approval for the quotation of the Securities on the NASDAQ

SmallCap Market ("NASDAQ") and shall use its best efforts to effect and maintain such approval for at least five years from the Effective Date. Within 10 days after the Effective Date, the Company shall also use its best efforts to list itself, on an expedited basis, in Moody's OTC Industrial Manual, Standard and Poor's Corporation Descriptions or other recognized securities manuals acceptable to the Underwriters and shall use its best efforts to cause such listing to be maintained for five years from the Effective Date.

                           (l) Board of Directors. For a period of three (3)
years after the Fist Closing Date, the Company shall nominate and use its best efforts to engage a designee of the Underwriters as a nonvoting advisor to the Company's Board of Directors (the "Advisor") or, in lieu thereof, to designate an individual for election as a director, in which case the Company shall use its best efforts to have such individual elected as a director. The designee may be a director, officer, partner, employee or affiliate of an Underwriter, and the Underwriters shall designate such person in writing to the Board. In the event the Underwriters shall not have designated such individual at the time of any meeting of the Board or such person is unavailable to serve, the Company shall notify the Underwriters of each meeting of the Board. An individual, if any, designated by the Underwriters shall receive all notices and other correspondence and communications sent by the Company to members of the Board. Such Advisor shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation. In addition, such Advisor shall be entitled to the same compensation as the Company gives to other non-employee directors for acting in such capacity. The Company further agrees that, during said three (3) year period, it shall schedule no less than four (4) formal and "in person" meetings of its Board of Directors in each such year at which meetings such Advisor shall be permitted to attend as set forth herein; said meetings shall be held quarterly each year and thirty (30) days advance notice of such meetings shall be given to the Advisor. Further, during such three (3) year period, the Company shall give notice to the Underwriters with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions involving a purchase price in excess of $200,000, at the time a letter of intent is entered into for such transaction.

                  The Company agrees to indemnify and hold harmless the Underwriters and the Advisor against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of the Advisor at any such meeting described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it agrees, if possible, to include the Advisor as an insured under such policy.

                           (m) Periodic Reports. For so long as the Company is a
reporting company under section 12(g) or section 15(d) of the Exchange Act, the Company shall, at its own expense, hold an annual meeting of stockholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 150 days after the end of each of the Company's fiscal years, and furnish to its stockholders an annual report (including financial statements audited by certified public accountants) in reasonable detail. In addition, during the period ending three years from the date hereof, the Company shall, at its own expense, furnish to you: (i) following the release of such information to the public, a balance sheet of the Company and the Subsidiary as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company and the Subsidiary as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of certified public accountants; (ii) as soon as they are available, a copy of all reports (financial or otherwise) distributed to security holders;
(iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other non-confidential information as you may from time to time reasonably request. The financial statements referred to herein shall be on a consolidated basis to the extent the accounts of the Company and the Subsidiary are consolidated in reports furnished to its stockholders generally.

                           (n) Form S-8 Registrations. For a period of two years
following the First Closing Date, the Company shall not, without the Underwriters' prior written consent, register or otherwise facilitate the registration of any of its securities issuable upon the exercise of options, warrants or other rights, whether by means of a Registration Statement on Form S-8 or otherwise.

                           (o) Future Sales. For a period of two years following
the First Closing Date, the Company shall not, without the Underwriters' prior written consent, sell or otherwise dispose of any securities of the Company, including but not limited to the issuance of any Common Stock, and the granting of any options or warrants excluding options to employees, directors and officers under the Company's Stock Option Plans. Notwithstanding the foregoing, the Company may at any time issue shares of Common Stock pursuant to the exercise of the Warrants or options under the Company's Stock Option Plans, the Underwriters' Warrant, the Warrants underlying the Underwriters' Warrant, and options, warrants or conversion rights issued and outstanding on the Effective Date and described in the Prospectus.

                           (p) Regulation S Sales. For a period of two years
following the First Closing Date, the Company shall not issue or sell any securities pursuant to Regulation S of the Rules and Regulations under the Act, without Underwriters' prior written consent.

                           (q) Agreements with Stockholders, Directors and
Officers. The Company shall cause each of the Company's existing stockholders, directors and officers to enter into written agreements with the Underwriters (the "Lock-up Agreements") prior to the Effective Date, that, for a period of twenty-four months from the Effective Date, they will not, without the consent of the Underwriters, (i) publicly sell any securities of the Company owned directly or indirectly by them or owned beneficially by them (as defined in the Exchange Act), or (ii) otherwise sell, or transfer such securities unless the transferee agrees in writing to be bound by an identical lock-up.

                           (r) Warrant Solicitation. Upon the exercise of any
Warrants on or after
the first anniversary of the Effective Date, the Company shall pay to the Underwriters a commission of eight (8%) percent of the aggregate exercise price of such Warrants, a portion of which may be reallowed by the Underwriters to the dealer who solicited the exercise (which may also be you), if: (i) the market price of the Common Stock is greater than the exercise price of the Warrant on the date of exercise; (ii) the exercise of the Warrant was solicited by a member of the NASD; (iii) the Warrant is not held in a discretionary account; (iv) the disclosure of the compensation arrangements has been made in documents provided to customers, both as part of the Offering and at the time of exercise; and (v) the solicitation of the Warrant was not in violation of Regulation M promulgated under the Exchange Act. No commission shall be paid to you on any Warrant exercise prior to the first anniversary of the Effective Date, or on any Warrant exercised at any time without solicitation by Underwriters or a soliciting dealer.

                           (s) Available Shares. The Company shall reserve and
at all times keep available that maximum number of it authorized but unissued shares of Common Stock which are issuable upon exercise of options pursuant to the Company's Stock Option Plan, the Warrants, the Underwriters' Warrant, and the Warrants issuable upon exercise of the Underwriters' Warrant, in each case taking into account the anti-dilution provisions thereof.

                           (t) Financial Consulting Agreement. On the First
Closing Date and simultaneously with the delivery of the Firm Securities, the Company shall execute and deliver to the Underwriters an agreement with the Underwriters, or its representative, in the form previously delivered to the Company by the Underwriters, regarding the services of the Underwriters or its representative a financial consultant to the Company (the "Financial Consulting Agreement"), for a twenty-four month period commencing as of the date hereof at a fee equal to $4,166 per month which shall be paid in its entirety on the First Closing Date.

                           (u) Management. On each Closing Date, the Chief
Executive Officer of the Company shall be Michael C. Koffler. Prior to the Effective Date, the Company shall have obtained "key-employee" life insurance coverage in the amount of $1,000,000 on Mr. Koffler. Prior to the Effective Date, the Company shall have entered into an employment agreement with Mr. Koffler as set forth in the Registration Statement.

                           (v) Stock Transfer Sheets. The Company shall instruct
its Transfer Agent (as defined in Section 4(h) hereto) to deliver to you copies of all advice sheets showing the daily transfer of the outstanding shares of Common Stock and Warrants sold by the Company in the public offering and shall, at its own expense, furnish you weekly for the first six weeks following the First Closing Date and monthly thereafter during the period ending three years following the First Closing Date with Depository Trust Company stock transfer sheets.

                           (w) Public Relations. Prior to the Effective Date the
Company shall have retained a public relations firm reasonably acceptable to you, and shall continue to retain such firm, or an alternate firm reasonably acceptable to the Underwriters, for a period of twelve (12) months.

                           (x) Additional Representations. The Company shall
engage the Underwriters' Counsel to provide the Underwriter, at the First Closing Date and quarterly thereafter, until such time as the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ National Market System, with an opinion, setting forth those states in which the Common Stock may be traded in non-issuer transactions under the blue sky laws of the fifty states. The Company shall pay the Underwriters' Counsel a one-time fee of $12,500 at the First Closing Date for such opinions.

                           (aa) Bound Volumes. Within a reasonable time after
the First Closing Date, the Company shall deliver to you, at the Company's expense, five bound volumes in form and content acceptable to the Underwriters, containing the Registration Statement and all exhibits filed therewith and all amendments thereto, and all other agreements, correspondence, filings, certificates and other documents filed and/or delivered in connection with the Offering.

                  4. CONDITIONS TO UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Shares and Warrants which you have agreed to purchase hereunder are subject to the accuracy (as of the date hereof and as of each Closing Date) of and compliance with the representations and warranties of the Company and the Selling Warrantholders contained herein, the performance by the Company and the Selling Warrantholders of all of their respective obligations hereunder and the following further conditions:

                           (a) Effective Registration Statement; No Stop Order.
The Registration Statement shall have become effective and you shall have received notice thereof not later than 6:00 p.m., New York time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing. In addition, on each Closing Date (i) no stop order denying or suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission, and (ii) all requests on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel.

                           (b) Opinion of Company Counsel. On the First Closing
Date, you shall have received the opinion, dated as of the First Closing Date, of Company Counsel, in form and substance satisfactory to the Underwriters' Counsel, substantially to the effect that:

                                    (i) the Company and the Subsidiary have been
         duly incorporated and validly exist as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full corporate power and authority to own their properties and conduct their business as described in the Prospectus, and are duly qualified or licensed to do business as foreign corporations and are in good standing in each other jurisdiction in which the nature of their business or the character or location of their properties requires such qualification, except where failure to so qualify will not have a material adverse effect on the business, properties or financial condition of the Company and the Subsidiary taken as a whole.

                                    (ii) (A) the authorized capitalization of
         the Company as of the date of the Prospectus was as is set forth in the Prospectus under the caption "CAPITALIZATION", except as disclosed in the Registration Statement under the heading "As Adjusted"; (B) all of the shares of Common Stock now outstanding have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Prospectus and to, the best knowledge of such counsel have not been issued in violation of any statutory preemptive rights and, except as described in the Prospectus and restrictions applicable to registered securities under federal and state laws, are not subject to any restrictions upon the voting or transfer thereof; (C) all of the Shares and all of the Warrants have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided herein, shall be validly issued, fully paid and non-assessable, shall not have been issued in violation of any statutory preemptive rights;
         (D) to the best knowledge of such counsel the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or purchase, and except for the transfer restrictions imposed by Rule 144 of the Rules and Regulations promulgated under the Act or contained in the Lock-up Agreements executed with the Underwriters, there are no restrictions upon the voting or transfer of, any of the Securities; (E) the Shares and the Warrants, the Warrant Agreement and the Underwriters' Warrant conform in all material respects to the respective descriptions thereof contained in the Prospectus; (F) the issuance by the Company of all of its outstanding securities has been made in compliance with, or under an exemption from, the Act and applicable state securities laws; (G) a sufficient number of shares of Common Stock has been reserved, for all times when any of the Warrants (including the Warrants issuable upon exercise of the Underwriters' Warrant) are outstanding, for issuance upon exercise of all of the Warrants; and (H) to the best knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Shares and Warrants as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been effectively waived or satisfied or described in the Prospectus, for or relating to the registration of any securities of the Company;


                                    (iii) the certificates evidencing the Shares
         and the Warrants have been duly authorized by the Board of Directors and complies with all applicable legal requirements under Delaware General Corporation Law; and the Warrants are exercisable for shares of Common Stock in accordance with the terms of the Warrants and at the prices therein provided for;

                                    (iv) this Agreement, the Warrant Agreement,
         the Underwriters' Warrant, and the Financial Consulting Agreement have been duly and validly authorized, executed and delivered by the Company and (assuming due execution and delivery thereof by the Underwriters and/or Continental Stock Transfer & Trust Company, as the case may be) all of such agreements are, or when duly executed shall be, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms (except as enforceability may be limited bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors, or other obligees' rights, generally, (b) Federal or state securities laws to the extent that rights to indemnification and contribution under such agreements may be unenforceable thereunder, and (c) general equity principles and to the discretion of the court, regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, however, that no opinion need to be expressed as to the enforceability of the indemnity provisions contained in Section 6 or the contribution provisions contained in Section 7;

                                    (v) to the knowledge of such counsel, other
         than as described in the Prospectus (A) there is no pending, threatened or contemplated legal or governmental proceeding affecting the Company or the Subsidiary which is reasonably likely to materially and adversely affect the business, property, financial condition or results of operations of the Company or the Subsidiary taken as a whole, or which questions the validity of the Offering, the Securities, this Agreement, the Warrant Agreement, the Underwriters' Warrant, or the Financial Consulting Agreement or of any action taken or to be taken by the Company pursuant thereto; and (B) there is no legal or governmental regulatory proceeding required to be described or referred to in the Registration Statement which is not so described or referred to;

                                    (vi) to the knowledge of such counsel, (A)
         the Company is not in violation of or default under this Agreement, the Warrant Agreement, the Underwriters' Warrant, or the Financial Consulting Agreement; and (B) to the knowledge of such counsel, the execution and delivery hereof and thereof and consummation of the transactions herein or therein contemplated shall not result in a material violation of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company or the certificate of incorporation or by-laws of the Subsidiary, or any material obligation, agreement, covenant of condition contained in any bond, debenture, note or other evidence of indebtedness, or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which the assets of the Company or the Subsidiary are bound and which is attached as an exhibit to the Registration Statement, or any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court applicable to the Company or the Subsidiary (other than state securities or blue sky laws as to which we express no opinion);

                                    (vii) to the knowledge of such counsel, (a)
         the Company and the Subsidiary have obtained, or are in the process of obtaining, all licenses, necessary to the conduct of its business as described in the Prospectus, except where the failure to obtain such licenses would not have a material adverse effect on the financial condition, business or properties of the Company, and (b) such obtained licenses, are in full force and effect, except where the failure to obtain such licenses would not have a material adverse effect on the financial condition, business or properties of the Company;

                                    (viii) the Registration Statement has become
         effective under the Act, and to the knowledge of such counsel, no stop order denying or suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that or any similar purpose have been instituted or are pending before or threatened by the Commission;

                                    (ix) the Registration Statement and the
         Prospectus (except for the financial statements, notes thereto and other financial tables, financial information and statistical data contained therein, as to which counsel need not express an opinion) comply as to form in all material respects with the Act and the Rules and Regulations;

                                    (x) all descriptions contained in the
         Registration Statement and the Prospectus, and any amendments or supplements thereto, of material contracts and other documents are accurate and fairly present the information required to be described, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus, and any such amendment or supplement, or filed as exhibits to the Registration Statement and, to the knowledge of such counsel, no contract or other documents of a character required to be summarized or described therein or to be filed as an exhibit thereto is not so summarized, described or filed.

                                    (xi) except for registration under the Act
         and registration or qualification of the Securities under applicable state or foreign securities or blue sky laws the clearance of such offering by the NASD, the listing of the stock on NASDAQ, the Boston Stock Exchange, no authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with: (A) the authorization, issuance, sale, transfer or delivery of the Securities by the Company in accordance with this Agreement; (B) the execution, delivery and performance of this Agreement by the Company; (C) the issuance of the Underwriters' Warrant in accordance with this Agreement or the Securities issuable upon exercise thereof;

Such opinion shall also state that Company Counsel's examination of the Registration Statement and its discussions with the Company and its independent auditors did not disclose any information which gives Company Counsel reason to believe that the Registration Statement (other than the financial statements, notes thereto, financial tables and schedules and other financial and statistical information and information regarding the underwriter as to which counsel need not express an opinion) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the schedules, financial statements and other financial and statistical information as to which no view is expressed) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. In addition, such opinion shall also cover such matters incident to the transactions contemplated hereby as you or Underwriters' Counsel shall reasonably request. In rendering such opinion, Company Counsel may rely as to matters of fact upon certificates of officers of the Company, and of public officials, and may rely as to all matters of law other than the law of the United States and the General Corporation Law of the State of Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled so to rely.

                           (c) Corporate Proceedings. All corporate proceedings
and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to Underwriters' Counsel.

                           (d) Comfort Letter. Prior to the Effective Date, and
again on and as of the First Closing Date, you shall have received a letter from BDO Seidman LP, certified public accountants for the Company, satisfactory in form and substance to the Underwriters' Counsel.

                           (e) Bring Down. At each of the Closing Dates, (i) the
representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions to be satisfied at or prior to such Closing Date;
(ii) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated or which they were made, not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, property, condition (financial or otherwise), results of operations, earnings, capital stock, or long-term or short-term debt of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date, and the Company shall not have incurred any material liabilities nor entered into any material agreement other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, financial condition, results of operations of the Company and the subsidiary taken as a whole.

                           (f) Transfer and Warrant Agent. On or before the
Effective Date, the Company shall have appointed Continental Stock Transfer & Trust Company (or other agent mutually acceptable to the Company and the Underwriters), as its transfer agent and warrant agent ("Transfer Agent") to transfer all of the Shares and Warrants issued and sold by the Company and sold by the Selling Warrantholders in the Offering, as well as to transfer other shares of the Common Stock outstanding from time to time.

                           (g) NASD Approval of Underwriters' Compensation. By
the Effective Date, the Underwriters shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

                           (h) Certain Further Matters. On each Closing Date,
Underwriters' Counsel shall have been furnished with all such other documents and certificates as they may reasonably request for the purpose of enabling them to render their legal opinion to the Underwriters and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants, or the fulfillment of any of the conditions, herein contained.

                                    (i) All proceedings taken in connection with
the authorization, issuance or sale of the Securities, as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to Underwriters' Counsel;

                                    (ii) On each Closing Date there shall have
been duly tendered to you for your account the appropriate number of Securities;

                                    (iii) No order suspending the sale of the
Securities in any jurisdiction designated by you pursuant to Section 3(b) hereof shall have been issued on either Closing Date, and no proceedings for that purpose shall have been instituted or, to the knowledge of the Underwriters or the Company, shall be contemplated;

                                    (iv) On or prior to the First Closing Date,
the Underwriters' Warrant, the Warrant Agreement and the Financial Consulting Agreement shall have been executed and delivered by the Company, and the Lock-Up Agreements shall have been executed and delivered by all of the Company's officers, directors and existing stockholders, to the Underwriters.

                           (i) Additional Conditions. Upon exercise of
the Over-Allotment Option, the Underwriters' obligations to purchase and pay for the Option Securities shall be subject (as of the date hereof and as of the Option Closing Date) to the following conditions:

                                    (i) The Registration Statement shall remain
effective at the Option Closing Date, no stop order denying or suspending the effectiveness thereof shall have been issued, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and all reasonable requests on the part of the Commission for additional information shall have been complied with to the satisfaction of Underwriters' Counsel.

                                    (ii) On the Option Closing Date there shall
have been delivered to you the signed opinion of Company Counsel, dated as of the Option Closing Date, in form and substance satisfactory to Underwriters' Counsel, which opinion shall be substantially the same in scope and substance as the opinion furnished to you on the First Closing Date pursuant to Section 4(b), except that such opinion, where appropriate, shall cover the Option Securities rather than the Firm Securities. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.

                                    (iii) All proceedings taken at or prior to
the Option Closing Date in connection with the sale and issuance of the Option Securities shall be satisfactory in form and substance to you, and you and Underwriters' Counsel shall have been furnished with all such documents, certificates and opinions as you may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

                                    (iv) On the Option Closing Date there shall
have been delivered you a letter in form and substance satisfactory to the Underwriters from BDO Seidman LP, dated the Option Closing Date addressed to you, confirming the information in their letter referred to in Section 4(f) as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in such letter to a date not more than five banking days prior to the Option Closing Date which would require any change in such letter if it were required to be dated the Option Closing Date.

                  Any certificate signed by any officer of the Company and delivered to the Underwriters or to Underwriters' Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein. If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Underwriters under this Agreement may be canceled at, or at any time prior to, each Closing Date by your notifying the Company of such cancellation in writing or by telecopy at or prior to the applicable Closing Date. Any such cancellation shall be without liability of any Underwriters to the Company, except as otherwise provided herein.


                           (j) At the First Closing Date the Underwriters shall
have received a certificate of the Attorney-in-Fact for each of the Selling Warrantholders, dated as of te First Closing Date, to the effect that (i) the representations and warranties of each Selling Warrantholder contained in
Section 1(aa) are true and correct with the same force and effect as though expressly made at and as of the First Closing Date and (ii) each Selling Warrantholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date. The Attorney-in-Fact shall be entitled to rely upon certificates of the Selling Warrantholders in giving its certificate. Such certificate shall be required at the Option Closing Date, as of the date thereof, in the event the First Closing Date and the Option Closing Date are on separate dates.


                  5. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company and the Selling Warrantholders to sell and deliver the Shares and Warrants are subject to the following conditions:

                           (a) Effective Registration Statement. The
Registration Statement shall have become effective not later than 6:00 p.m. New York Time, on the date of this Agreement, or at such later time or on such later date as the Company and you may agree in writing.

                           (b) No Stop Order. On the applicable Closing Date, no
stop order denying or suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

                           (c) Payment for Shares and Warrants. On the
applicable Closing Date, you shall have made payment, for the several accounts of the Underwriters, of the aggregate Purchase Price for the Shares and Warrants then being purchased by certified or bank cashier's checks payable in next day funds to the order of the Company and the Selling Warrantholders.

If the conditions to the obligations of the Company and the Selling Warrantholders provided by this Section 5 have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Securities upon exercise of the Over-Allotment Option shall be affected.

                  6. INDEMNIFICATION.

                           (a) Indemnification by the Company. As used in this
Agreement, the
term "Liabilities" shall mean any and all losses, claims, damages and liabilities, and actions and proceedings in respect thereof (including without limitation all reasonable costs of defense and investigation and all attorneys'
fees) including without limitation those asserted by any party to this Agreement against any other party to this Agreement. The Company and the Selling Warrantholders hereby indemnify and holds harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Act, from and against all Liabilities, joint or several, to which the Underwriters or such controlling person may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact, in light of the circumstances in which it was made, contained in (A) the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (B) any "blue sky" application or other document executed by the Company specifically for that purpose, or based upon written information furnished by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being herein called a "Blue Sky Application"); or (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which it was made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission (x) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement or any such amendment thereto, or the Prospectus or any such Preliminary Prospectus, or any such amendment or supplement thereto, or any such Blue Sky Application or
(y) corrected by the final Prospectus and the failure of the Underwriters to deliver the final Prospectus or comply with the state and federal securities laws applicable to it. The foregoing indemnity shall be in addition to any other liability which the Company may otherwise have.

                           (b) Indemnification by Underwriters. The Underwriters
hereby indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, and the Selling Warrantholders from and against all Liabilities to which the Company or any such director, nominee, officer or controlling person and/or the Selling Warrantholders may become subject under the Act or otherwise, insofar as such Liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the

Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through you, by or on behalf of such Underwriters, specifically for use in the preparation thereof. In no event shall the Underwriters be liable under this Section 6(b) for any amount in excess of the compensation received by the Underwriters, in the form of underwriting discounts or otherwise, pursuant to this Agreement or any other agreement contemplated hereby. The foregoing indemnity shall be in addition to any other liability which the Underwriters may otherwise have.

                           (c) Procedure. Promptly after receipt by an
indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6 unless the rights of the indemnifying party have been prejudiced by such omission or delay. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions hereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party or that the indemnified and indemnifying party have conflicting interests which would make it inappropriate for the same counsel to represent both of them (in which case the indemnifying party shall into have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

                  7. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (a) any indemnified party makes claims for indemnification pursuant to Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (b) contribution under the Act may be required on the part of any indemnified party, then such indemnified party and each indemnifying party (if more than one) shall contribute to the aggregate Liabilities to which it may be subject, in either such case (after contribution from others) in such proportion that the Underwriters are responsible in the aggregate for the portion of such Liabilities represented by the percentage that the underwriting discount per Share and Warrant appearing on the cover page of the Prospectus bears to the public Offering price per Share and Warrant appearing thereon, and the Company shall be responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law, then the relative fault of the Company and the Selling Warrantholders, and the Underwriters in connection with the statements or omissions which resulted in such Liabilities and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company and the Selling Warrantholders, or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Selling Warrantholders and the Underwriters agree that it would not be just and equitable if the respective obligations of the Company and the Selling Warrantholders, and the Underwriters to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate Liabilities or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7. Moreover, the contribution of the Underwriters shall not be in excess of the cash compensation received by the Underwriters, in the form of underwriting discounts or otherwise, pursuant to this agreement or any other agreement contemplated hereby. No person guilty of a fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this Section 7, the term "Company" shall include any officer, director or person who controls the Company within the meaning of section 15 of the Act. If the full amount of the contribution specified in this Section 7 is not permitted by law, then each indemnified party and each person who controls an indemnified party shall be entitled to contribution from each indemnifying party to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under section 11 of the Act other than the Company and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

                  8. COSTS AND EXPENSES.

                           (a) Certain Costs and Expenses. Whether or not this
Agreement becomes effective or the sale of the Units to the Underwriter is consummated, the Company shall pay all reasonable out-of-pocket costs and expense incident to the issuance, offering, sale and delivery of the Units and the performance of its obligations under this Agreement, including without limitation: (i) all fees and expenses of the Company's legal counsel and accountants; (ii) all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including the financial statements contained therein and all exhibits and amendments thereto), each Preliminary Prospectus and the Prospectus, each as amended or supplemented, this Agreement and the other underwriting documents, as well as the other agreements and documents referred to herein and the Blue Sky Memorandum; each in such quantities as you shall deem necessary; (iii) all fees of NASD required in connection with the filing required by NASD to be made by the Underwriter with respect to the Offering; (iv) all reasonable expenses, including fees (but not in excess of the amount set forth in Section 3(b)) and disbursements of Underwriter's Counsel in connection with the qualification of the Securities under the "blue sky" laws which you shall designate; (v) all costs and expenses of printing the respective certificates representing the Shares and the Warrants; (vi) the expense of placing one or more "tombstone" advertisements or promotional materials as directed by you (provided, however, that the aggregate amount thereof shall not exceed $10,000) and of offering memorabilia; (vii) all costs and expenses of the Company and its employees (but not of the Underwriter or its employees) associated with due diligence meetings and presentations (including the payment for road show conference centers); (viii) all costs and expenses associated with the preparation of a seven to ten minute professional video presentation concerning the Company, its products and its management for broker due diligence purposes not to exceed $5,000; (ix) any and all taxes (including without limitation any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales of the Units to the Underwriter hereunder; and (x) all costs and expenses incident to the furnishing of any amended Prospectus or any supplement to be attached to the Prospectus as required by Sections 3(a) and 3(d), except as otherwise provided by said Sections. In addition, the Company shall engage Underwriter's Counsel to provide the Underwriter, at the Closing and quarterly thereafter, until such time as the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ/NMS, with a memorandum, setting forth those states in which the Common Stock and the Warrants may be traded in non-issuer transactions under the blue sky laws of the 50 states. The Company shall pay such counsel a one-time fee of $12,500 at the Closing for such opinions.

                           (b) Underwriters' Expense Allowance. In addition to
the expenses described in Section 8(a), the Company shall on the First Closing Date pay to the Underwriters a non-accountable expense allowance, which shall include fees of Underwriters' Counsel, exclusive of the fees referred to in
Section 3(b), of $140,043.75 (that being an amount equal to three percent (3%) of the gross proceeds received upon sale of the Firm Securities less $27,300 paid to the previous Underwriter). In the event that the Offering is not consummated the Underwriters and will only be reimbursed for their actual accountable out-of-pocket expenses.

In the event that the Over-Allotment Option is exercised, then the Company shall, on the Option Closing Date, pay to the Underwriters, based on the number of Option Securities to be sold by the Company, an additional amount equal to three percent (3%) of the gross proceeds received upon sale of any of the Option Securities, in the amount of $25,101.56 if the Over-Allotment Option is exercised in full.

                           (c) No Finders. No person is entitled either directly
or indirectly to compensation from the Company, the Underwriters or any other person for services as a finder in connection with the Offering, and the Company hereby indemnifies and holds harmless the Underwriters, and the Underwriters hereby indemnify and hold harmless the Company from and against all Liabilities, joint or several, to which the indemnified party may become subject insofar as such Liabilities arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the Offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

                  9. EFFECTIVE DATE. The Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until 10:00 a.m., New York time, on the first full business day following the Effective Date, or at such earlier time after the Effective Date as you in your discretion shall first commence the initial public offering by the Underwriters of any of the Shares and Warrants. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement which is subsequently published with respect to the Shares and Warrants, or the time when the Shares and Warrants are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that the provisions of Sections 3(x), 6, 7, 8, 12, 13, 14 and 15 shall remain in effect notwithstanding such termination.

                  10. TERMINATION.

                           (a) Grounds for Termination.

                                    (i) This Agreement, except for Sections
3(x), 6, 7, 8, 12, 13, 14 and 15, may be terminated at any time prior to the First Closing Date, and the Over-Allotment Option, if exercised, may be canceled at any time prior to the Option Closing Date, by you if in your sole judgment it is impracticable to offer for sale or to enforce contracts made by you for the resale of the Shares and Warrants agreed to be purchased hereunder, by reason of: (A) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (B) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited; (C) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof; (D) a banking moratorium having been declared by federal or New York State authorities; (E) an outbreak or significant escalation of major international hostilities or other national or international calamity having occurred; (F) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company; (G) any material adverse change in the financial or securities markets beyond normal fluctuations in the United States having occurred since the date of this Agreement; or (H) any material adverse change having occurred, since the respective dates for which information is given in the Registration Statement and Prospectus, in the earnings, business, prospects or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business.

                                    (ii) The Underwriters shall have the right,
in their sole discretion, to terminate this Agreement, including without limitation, the obligation to purchase the Firm Securities and the obligation to purchase the Option Securities after the exercise of the Over-Allotment Option, by notice given to the Company prior to delivery and payment for all the Firm Securities or the Option Securities, as the case may be, if any of the conditions enumerated in Section 4 are not either fulfilled or waived by the Underwriters on or before any Closing Date.

                                    (iii) Anything herein to the contrary
notwithstanding, if this Agreement shall not be carried out within the time specified herein, or any extensions thereof granted by the Underwriters, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied then, in addition to the obligations assumed by the Company pursuant to Section 8(a) hereof, the Underwriters shall provide the Company with, and the Company shall pay, a statement of the Underwriters' accountable expenses.

                           (b) Notification. If you elect to prevent this
Agreement from becoming effective or to terminate this Agreement as provided by this Section 10 or by Section 9, you shall promptly notify the Company by telephone or telegram, confirmed by letter.

                  11. Underwriters' Warrant. On the First Closing Date, the Company shall issue and sell to you, for $10.00, and upon the terms and conditions set forth in the form of Underwriters' Warrant filed as an exhibit to the Registration Statement, an option entitling you to purchase 127,500 Shares and/or 127,500 Warrants at an exercise price equal to 120% of the initial public offering price per Share and per Warrant exercisable for a period of four years commencing one year from the Effective Date (the "Underwriters' Warrant"). The Underwriters' Warrant grant to the holders thereof certain "piggyback" registration rights for a period of seven years, and demand registration rights for a period of four years, commencing one year from the Effective Date with respect to the registration under the Securities Act of the Securities issuable upon exercise thereof. In the event of conflict in the terms of this Agreement and the Underwriters' Warrant, the terms and conditions of the Underwriters' Warrant shall control.

                  12. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, the Selling Warrantholders and the Underwriters set forth in Sections 3, 6, 7 and 8 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any other party, and shall survive delivery of and payment for the Units and the termination of this Agreement. The Company and the Selling Warrantholders hereby indemnify and hold harmless the Underwriters from and against all Liabilities, joint or several, to which the Underwriters may become subject insofar as such Liabilities arise out of or are based upon the breach or failure of any of the provisions of Sections 3, 6, 7 and 8.

                  13. NOTICES. All communications hereunder shall be in writing and, except as otherwise expressly provided herein, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at Briarwood Investment Counsel, 45 Crossways Park Drive, Woodbury, New York 11797, with a copy sent to Jay M. Kaplowitz, Esq., Gersten, Savage, Kaplowitz & Fredericks, LLP, 101 East 52nd Street, New York, New York 10022; or if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed to it at Phoenix Preschool Education Centers, Inc., 150 East 50th Street, 31st Floor, New York, New York 10155, with a copy sent to Frederick D. Lipman, Esq., Blank Rome Comisky & McCauley, One Logan Square, Philadelphia, Pennsylvania 19103.

                  14. PARTIES IN INTEREST. This Agreement is made solely for the benefit of the Underwriters, the Company, the Selling Warrantholders and, to the extent expressed, any person controlling the Company or the Underwriter, as the case may be, and the directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such, from the Underwriter of the Shares and Warrants.

                  15. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The parties agree to submit themselves to the jurisdiction of the courts of the State of New York or of the United States of America for the Southern District of New York, which shall be the sole tribunals in which any parties may institute and maintain a legal proceeding against the other party arising from any dispute in this Agreement. In the event either party initiates a legal proceeding in a jurisdiction other than in the courts of the State of New York or of the United States of America for the Southern District of New York, the other party may assert as a complete defense and as a basis for dismissal of such legal proceeding that the legal proceeding was not initiated and maintained in the courts of the State of New York or of the United States of America for the Southern District of New York, in accordance with the provisions of this Section 15.

                  16. ENTIRE AGREEMENT. This Agreement, the Underwriters' Warrant, and the Financial Consulting Agreement contain the entire agreement between the parties hereto in connection with the subject matter hereof and thereof.

                  17. COUNTERPARTS. This Agreement may be executed in two or more counterpart copies, each of which shall be deemed and an original but all of which together shall constitute one and the same instrument.


                          [Signature on following page]

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company, the Selling Warrantholders and the Underwriter in accordance with its terms.

                                Very truly yours,

                                PHOENIX PRESCHOOL HOLDINGS, INC.

                                By: ______________________________
                                     Name:
                                     Title:

                                THE SELLING WARRANTHOLDERS



                                By:_________________________________________
                                   As Attorney-in-Fact, acting on behalf of
                                   each of the Selling Warrantholders named
                                   in Schedule A hereto

Accepted as of the date
first above written:
New York, New York

DUKE & CO., INC.


By: ___________________________________
Name:
Title:

BRIARWOOD INVESTMENT COUNSEL


By:___________________________________
Name:
Title: